As filed with the Securities and Exchange Commission on August 1, 1997


                                   Registration No. _____________________


                         FORM S-8 AND FORM S-3


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     BOK  FINANCIAL  CORPORATION
         (exact name of  registrant as specified in its charter)

Oklahoma                                                     73-1373454
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification No.)


Bank of Oklahoma Tower, Tulsa, Oklahoma                           74172
(Address of Principal Executive Offices)                      (Zip code)


                  BOK Financial Corporation 1997 Stock Option Plan
                                (Full Title of Plan)


                                  Frederic Dorwart
                                    Old City Hall
                               124 East Fourth Street
                             Tulsa, Oklahoma  74103-5010
                       (Name and Address of agent for service)

                                   (918) 583-9922
            (Telephone number, including area code, of agent for service)


                           Calculation of Registration Fee
--------------------------------------------------------------------------------
Title of    Amount to     Proposed Maximum    Proposed Maximum  Amount
Securities  be registered offering price per  aggregate         of
to be                     unit                offering price    registration fee
Registered

--------------------------------------------------------------------------------
Common Stock,
$0.00006 par   900,000        $38.001           $34,200,000 (1)     $10,364
value

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
--------
(1) Estimated for purpose of calculating registration fee.

                               EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register interests in the BOK Financial Corporation 1997 Stock Option Plan (the "BOKF 1997 Plan") and Common Stock of BOK Financial Corporation offered pursuant to the BOKF 1997 Plan. Under cover of this Form S-8 is a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3. The S-3 Reoffer Prospectus may be utilized for reofferings of BOK Financial Corporation Common Stock acquired by certain Selling Shareholders through participation in the BOKF 1997 Plan. The identity of the Selling Shareholders and the amount to be reoffered is unknown as of the date of this Registration Statement. The Reoffer Prospectus will be supplemented as the names of the Selling Shareholders and the amounts reoffered by such individuals become known.

                                 BOK FINANCIAL CORPORATION
                                         FORM S-8
                          CROSS REFERENCE SHEET SHOWING LOCATION
                  OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-3
     ITEMS OF PART I OF FORM S-3              HEADINGS IN PROSPECTUS

1.   Forepart of Registration                 Forepart and Outside Front Cover
     Statement and Outside Front              Page
     Cover Page of Prospectus

2.   Inside Front and Outside                 Inside Front Cover Page; Available
     Back Cover Pages of                      Information; Incorporation of
     Prospectus                               Certain Information by Reference;
                                              Table of Contents

3.   Summary Information;                     Cover Page; Summary Information
     Risk Factors; and Ratio of
     Earnings to Fixed Charges
     Risk Factors

4.   Use of Proceeds
     Not Applicable -- See Cover Page of Prospectus

5.   Determination of Offering Price          Cover Page; Summary Information

6.   Dilution
     Dilution

7.   Selling Security Holders                 Selling Shareholders

8.   Plan of Distribution                     Selling Shareholders

9.   Description of Securities
     Not Applicable
     to be Registered

10.  Interests of Named                       Legal Matters; Experts
     Experts and Counsel

11.  Material Changes                         Not Applicable

12.  Incorporation of Certain Information     Incorporation of Certain
     by Reference                             Information by Reference

13.  Disclosure of Commission Position on     Indemnification of Directors and
     Indemnification for Securities Act       Officers
     Liabilities

                     REOFFER PROSPECTUS DATED AUGUST 1, 1997

                 OFFER TO SELL COMMON STOCK, $0.00006 PAR VALUE
                                       OF
                            BOK FINANCIAL CORPORATION
                                       BY
                          CERTAIN SELLING SHAREHOLDERS

         This Reoffer Prospectus relates to 900,000 shares of Common Stock, $0.00006 par value, of BOK Financial Corporation ("BOK Financial") which may be offered from time to time by any or all of certain BOK Financial shareholders (the "Selling Shareholders") who acquired BOK Financial Common Stock through participation in the BOK Financial Corporation 1997 Stock Option Plan (the "BOKF 1997 Plan"). The identity of such Selling Shareholders and the amount to be reoffered are unknown as of the date of this Reoffer Prospectus. This Reoffer Prospectus will be supplemented as the names and the amounts intended to be resold become known. It is anticipated that the Selling Shareholders will offer BOK Financial Common Stock for sale at the prevailing price in the over-the-counter market on the date of sale.

         BOK Financial Common Stock is currently traded in the over-the-counter market and listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "BOKF". The high and low BOKF Common Stock closing bid prices on NASDAQ for the period June 15, 1997 through July 30, 1997, were $38.50 and $31.75, respectively. On July 28, 1997, the last trading date for which quotations were available at the time of printing this Reoffer Prospectus, the closing bid price for BOKF Common Stock as reported by NASDAQ was $38.50. The above prices represent inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

         BOK Financial will receive no part of the proceeds of sales made by the Selling Shareholders. All expenses in connection with the registration of this offering are being borne by BOK Financial, but all selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

         The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A RISK OF LOSS.
SEE "RISK FACTORS".

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                         Page

Available Information.......................................3

Summary Information.........................................4

Risk Factors................................................4

Dilution....................................................6

Selling Shareholders........................................6

Incorporation of Certain Information by Reference...........7

Legal Matters...............................................7

Experts.................................................... 8

Indemnification of Officers and Directors...................8

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BOK FINANCIAL OR THE SELLING SHAREHOLDERS OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY ACCEPTANCE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BOK FINANCIAL SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO ISSUE ANY SECURITIES OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, BY BOK FINANCIAL OR ANY SELLING SHAREHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SUCH SECURITIES BY BOK FINANCIAL OR ANY SELLING SHAREHOLDER OR ANY OTHER PERSON IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. THE OFFER IS NOT BEING MADE TO, NOR WILL ACCEPTANCES OF THE OFFER BE ACCEPTED FROM OR ON BEHALF OF, PERSONS RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

                              AVAILABLE INFORMATION

         BOK Financial is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Commission. The reports, proxy statements and other information filed by BOK Financial can be inspected and copied at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Forth Worth Regional Office at 503 U.S.
Courthouse, 10th and Lamar Streets, Forth Worth, Texas 76102. Copies of such material can also be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         A Registration Statement has been filed with the Commission under the Securities Act of 1933, with respect to the BOKF 1997 Plan and with respect to Common Stock of BOK Financial offered to participants in the BOKF 1997 Plan. This Reoffer Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to BOK Financial, the BOKF 1997 Plan, and securities which may be acquired under the terms of the BOKF 1997 Plan, reference is made to such Registration Statement, including the exhibits thereto. Additional updating information with respect to BOK Financial may be provided in the future by means of supplements or appendices to this Reoffer Prospectus.

         BOK Financial will provide without charge to each person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (not including exhibits to documents incorporated by reference unless such exhibits are specifically incorporated by reference into such documents). Requests for the foregoing materials should be made to:

                                 James A. White
                             Bank of Oklahoma Tower
                                    Suite 900
                              Tulsa, Oklahoma 74172
                                 (918) 588-6416

                               SUMMARY INFORMATION
BOK Financial

         BOK Financial was incorporated under the laws of the State of Oklahoma on October 24, 1990. BOK Financial is a multi-bank holding company subject to the Bank Holding Company Act of 1956 as amended. The banking subsidiaries of BOK Financial are Bank of Oklahoma, National Association ("BOk"), Bank of Arkansas National Association (Fayetteville, Rogers and Springdale, Arkansas), First National Bank of Park Cities (Dallas, Texas), and First Texas Bank (Dallas, Texas). George B. Kaiser ("Kaiser"), the organizing shareholder of BOK Financial, owns approximately 76% of all outstanding BOK Financial Common Stock. BOK Financial acquired BOk on June 7, 1991. The principal executive offices of BOK Financial are:

                            BOK FINANCIAL CORPORATION
                                  P.O. Box 2300
                                 Tulsa, OK 74192
                                 (918) 588-6000

GENERAL INFORMATION AND SUMMARY

         Certain key employees ("Participants") of BOK Financial, Bank of Oklahoma, National Association and its affiliates and subsidiaries are entitled to participate in the BOKF 1997 Plan. This Reoffer Prospectus relates to the offer (the "Offer") of BOK Financial Common Stock which was initially acquired by the Participants through exercise of stock options granted pursuant to the BOKF 1997 Plan.

         It is anticipated that the Selling Shareholders will offer shares for sale at prevailing prices in the over-the-counter market on the date of sale. BOK Financial will receive no part of the proceeds of sales made hereunder. All expenses in connection with the registration of the offering are being borne by BOK Financial, but all selling and other expenses (excluding the expenses of registration in connection with the Offer) will be borne by the individual Selling Shareholders.

                                  RISK FACTORS

         THE COMMON STOCK OF BOK FINANCIAL OFFERED BY THIS PROSPECTUS INVOLVES A RISK OF LOSS. BOK Financial Common Stock should be purchased only by investors who can afford the loss of their investment. Each prospective investor should carefully consider, among other things, the following:

1.       Operating History

         BOK Financial was formed on October 24, 1990 and began operations as a bank holding company on June 7, 1991. BOK Financial acquired BOk on June 7, 1991. As a bank holding company, the profitability of BOK Financial will depend on the results of operations of its subsidiaries. Kaiser owns approximately 76% of the BOKF Common Stock and substantially all of the BOK Financial Series A Preferred Stock. Kaiser is Chairman of the Board of BOK Financial. The future results of BOK Financial will depend, in a significant way, on the management decisions of Kaiser. Prior to June 7, 1991, Kaiser had not been a controlling shareholder or chief executive officer of a bank or bank holding company and the principal business of Kaiser had been the acquisition and disposition of oil and gas reserves and oil and gas exploration and production. Kaiser will continue to devote a substantial amount of his time and efforts to his oil and gas and other non-banking businesses.

2.       Dividend Policy

         The present policy of BOK Financial is to retain earnings for capital and future growth. BOK Financial management has no current plans to recommend payment of cash dividends on BOKF Common Stock. Furthermore, for the foreseeable future, the principal sources of income of BOK Financial will be from the operations of its subsidiary banks. No assurance can be given that the earnings of BOK Financial's subsidiaries will permit the payment of dividends to BOK Financial. No dividends can be paid on BOKF Common Stock until all dividends accrued on the BOKF Series A Preferred Stock have been paid. Dividends on the BOKF Series A Preferred Stock accrue at the annual amount of $1.5 million in the aggregate and are payable quarterly. By mutual agreement of Kaiser, the other holders of the BOKF Series A Preferred Stock (two present employees and one former employee of affiliates of Kaiser) and BOK Financial, dividends on the BOKF Series A Preferred Stock have been paid to date by the issuance of BOKF Common Stock in lieu of cash.

3.       Regional and National Economies

         BOK Financial is largely dependent on the Oklahoma regional economy. The business of BOK Financial, by its nature, is subject to risks, particularly in volatile economic times. The Oklahoma regional economy is affected by national and international economic and political events. BOK Financial cannot predict the future effect of such factors.

4.       Competition; Lending Risks

         The banking industry in Oklahoma is increasingly highly competitive. BOk competes with 339 banks located in Oklahoma, some of which are major national and regional banks. BOK Financial also competes with other significant institutions which provide financial services in its market. BOK Financial is subject to the competitive impact of state and federal legislation relating to the geographic and product deregulation of the banking and financial services industry. The risk of nonpayment (or deferred payment) of loans is inherent in commercial banking. The focus upon Oklahoma in general and Tulsa and Oklahoma City in particular makes BOK Financial dependent upon the economic conditions in those areas.

5.       Dependence on Key Personnel

         The businesses of BOK Financial are service-oriented and their success will depend to a large degree upon the services of key personnel. There can be no assurance of the future ability of BOK Financial to attract and retain such services.

6.       Monetary Policy and Economic Conditions

     The operating and net income of BOK Financial will depend to a great extent on net interest margins; that is, the difference between (i) the interest rate the bank receives fromearning assets such as loans and investment securities and
(ii) the interest rate paid on interest-bearing liabilities such as deposits. These rates are highly sensitive to many factors that are beyond the control of BOK Financial, including general economic conditions and the policies of various governmental and regulatory authorities.

7.       Government Regulation

         The operations of BOK Financial are and will be affected by current and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Board of Governors of the Federal Reserve System ("Reserve Board") have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Among the instruments of monetary policy used by the Reserve Board to implement its objectives are changes in the discount rate charged on bank borrowings and changes in the reserve requirements on bank deposits. It is not possible to predict what changes, if any, will be made to the monetary policies of the Reserve Board or to existing federal and state legislation or the effect that such changes may have on the future business and earnings prospects of BOK Financial.

8.       Liquidation Preference of Preferred Stock

         In the event of the liquidation of BOK Financial, the BOKF Series A Preferred Stock has a liquidation preference value of $0.06 per share, plus the amount of all accrued and unpaid dividends. Substantially all of the 250,000,000 issued shares of BOKF Series A Preferred Stock are owned by Kaiser. Additional preferred stock may be issued in the future. The holders of BOKF Common Stock will receive no distributions in the event of a liquidation unless all amounts due the holders of the preferred stock are first paid in full. See DESCRIPTION OF CAPITAL STOCK-BOKF PREFERRED STOCK.

9.       Public Trading Market for BOKF Common Stock

         The BOKF Common Stock is traded on the facilities of NASDAQ under the trading symbol "BOKF". Kaiser and officers and directors of BOK Financial and BOk own approximately 85% of the outstanding BOKF Common Stock which may tend to depress the market price and limit liquidity. There is no assurance that significant amounts of BOKF Common Stock could be sold other than over an extended period of time.

         These and other factors make an equity interest in BOK Financial subject to a risk of loss.

                                    DILUTION

         Kaiser is the principal shareholder of BOK Financial. Kaiser owns approximately 76% of all BOK Financial Common Stock, without taking into account BOK Financial Common Stock which may be issued pursuant to the BOK Financial Series A Preferred Stock, the BOK Master Thrift Plan and Trust Agreement, the BOKF 1991 Special Stock Option Plan, the BOKF 1992 Stock Option Plan, the BOKF 1993 Stock Option Plan, the BOKF 1994 Stock Option Plan, or the BOKF 1997 Stock Option Plan. Kaiser may purchase additional shares of BOK Financial

Common Stock or preferred stock, at any time, at a fair price determined at the time of purchase. The Series A Preferred Stock is convertible into Common Stock at the ratio of one (1) share of Common Stock for each eighty-nine (89) shares of Series A Preferred Stock. Additional purchases of BOK Financial Common Stock or preferred stock by Kaiser and conversion of the BOK Financial Series A Preferred Stock to Common Stock would increase the percentage ownership of Kaiser.

         The exercise of options granted pursuant to the BOKF 1992 Stock Option Plan, the BOKF 1993 Stock Option Plan, the BOKF 1994 Plan and the BOKF 1997 Stock Option Plan may result in a dilution in value per share of BOK Financial Common Stock outstanding prior to the exercise of such options. Options to purchase 900,000 shares of BOK Financial Common Stock may be issued pursuant to the BOKF 1997 Plan. The BOKF 1997 Plan options will be exercisable at a price equal to the average of the mid-points between the highest price and the lowest price at which trades occurred (or, in the event of a single trade, the price of such trade) for BOKF Common Stock on NASDAQ on the sixty (60) trading days on which at least one trade actually occurs immediately preceding the date of the Award Letter (the "Option Price"). Participants may exercise the options within three years of the date the options vest and each Participant's options vest over seven (7) years at the rate of 14.286% per year. Thus, certain of the BOKF 1997 Plan options will not expire until December 1, 2009. Options to purchase 144,293 shares at $13.33 per share may be exercised pursuant to the BOKF 1992 Special Stock Option Plan. Options to purchase 190,399 shares at $21.37 per share may be exercised pursuant to the BOKF 1993 Stock Option Plan. Options to purchase 692,015 shares at a weighted average exercise price of $20.23 per share may be exercised pursuant to the BOKF 1994 Stock Option Plan.

                              SELLING SHAREHOLDERS

         The shares being offered herein are shares of BOK Financial Common Stock originally acquired through the exercise of stock options granted pursuant to the BOKF 1997 Plan. At the time of filing this Reoffer Prospectus, the names of the Selling Shareholders and the amount of Common Stock to be reoffered under this Reoffer Prospectus are unknown. As the Selling Shareholders' names and amount of Common Stock to be reoffered become known, BOK Financial will supplement this Reoffer Prospectus.

         The Selling Shareholders may sell shares of BOK Financial Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of BOK
Financial Common Stock may be effected from time to time in one or more transactions in the over-the-counter market, in transactions other than in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated or fixed prices. The Selling Shareholders may effect such transactions by selling shares of BOK Financial Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of BOK Financial Common Stock for whom they may act as agent. The Selling Shareholders and any broker-dealers or agents that participate in the distribution of shares of BOK Financial Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

         There can be no assurances that any of the Selling Shareholders will sell any or all of the shares of BOK Financial Common Stock offered by them hereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         BOK Financial has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), effective August 13, 1991, and is currently subject to the informational requirements of the Exchange Act. BOK Financial has been subject to the reporting requirements of the Exchange Act since August 13, 1991, and, therefore, BOK Financial filed its first annual report on Form 10-K for the year ending December 31, 1991. The following documents have been filed with the Securities Exchange Commission ("Commission") by BOK Financial and are hereby incorporated by reference:

         (a) 1996 Annual Report on Form 10-K filed with the Commission on March 27, 1997.

         (b) 1997 Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997.

         (c) The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by BOK Financial pursuant to Section
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Reoffer Prospectus have been sold or which deregisters all securities then remaining unsold specifically including, but not limited to the Annual Report on Form 10-K for the year ending December 31, 1996, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

                                  LEGAL MATTERS

         Frederic Dorwart has rendered an opinion to BOK Financial (which is filed as an exhibit to the Form S-8 Registration Statement of which this Reoffer Prospectus is a part) to the effect that the BOK Financial Common Stock registered under the Form S-8 Registration Statement will, when sold, be validly issued, fully paid, and nonassessable. Frederic Dorwart is Secretary of and General Counsel to BOK Financial and BOk.

                                     EXPERTS

         The consolidated financial statements of BOK Financial Corporation incorporated by reference in BOK Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young, independent auditors, as set forth in their report therein and incorporated herein by reference. Such consolidated financial statements is incorporated herein by reference in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Pursuant to Article VI of BOK Financial's By-laws, BOK Financial shall indemnify its directors and officers against (i) expenses incurred or paid by him in connection with any claim made against him, or any actual or threatened action, suit or proceeding in which he is involved by reason of his status as an officer or director or by reason of any action taken or not taken by him in such capacity, and (ii) any amounts paid by him in settlement or by judgment in connection with such claim, action, suit or proceeding. However, an officer or director of BOK Financial shall be indemnified only if he acted in good faith for a purpose which he reasonably believed to be in the best interests of BOK Financial and only to the extent permitted by the Oklahoma Business Corporation Act.

         BOK  Financial  has  purchased   insurance  against  certain  costs  of
indemnification of its officers and directors.

         Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below are incorporated by reference into this Registration Statement:

         (a) 1996 Annual Report on Form 10-K filed with the Commission on March 27, 1997.

         (b) 1997 Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997.

         (c) The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by BOK Financial pursuant to Section
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the Reoffer Prospectus have been sold or which deregisters all securities then remaining unsold specifically including, but not limited to the Annual Report on Form 10-K for the year ending December 31, 1996, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         LEGAL MATTERS

         Frederic Dorwart, Frederic Dorwart, Lawyers, Tulsa, Oklahoma, has rendered an opinion to BOK Financial (which is filed as an exhibit to this Form S-8 Registration Statement) to the effect that the BOK Financial Common Stock registered under the Form S-8 Registration Statement will, when sold, be validly issued, fully paid, and nonassessable. Frederic Dorwart is Secretary of and General Counsel to BOK Financial.

         EXPERTS

         The consolidated financial statement of BOK Financial Corporation incorporated by reference in BOK Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young, independent auditors, as set forth in their report therein and incorporated herein by reference. Such consolidated financial statement is incorporated herein by reference in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Article VI of BOK Financial's By-laws, BOK Financial shall indemnify its directors and officers against (i) expenses incurred or paid by him in connection with any claim made against him, or any actual or threatened action, suit or proceeding in which he is involved by reason of his status as an officer or director or by reason of any action taken or not taken by him in such capacity, and (ii) any amounts paid by him in settlement or by judgment in connection with such claim, action, suit or proceeding. However, an officer or director of BOK Financial shall be indemnified only if he acted in good faith for a purpose which he reasonably believed to be in the best interests of BOK Financial and only to the extent permitted by the Oklahoma Business Corporation Act.

         BOK  Financial  has  purchased   insurance  against  certain  costs  of
indemnification of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

  EXHIBIT NUMBER           DESCRIPTION OF EXHIBITS

         4.0        BOK Financial Corporation 1997 Stock Option Plan.

         5.0 Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid, and non-assessable.

         23.0 Consent of Frederic Dorwart, Lawyers (included in the opinion filed as exhibit 5.0).

         23.1       Consent of Ernst & Young LLP

         24         Power of Attorney.  See pages II-9 through II-10.

         99.0 1996 Annual Report on Form 10-K filed with the Commission on March 27, 1997 is incorporated herein by this reference.

         99.1 1997 Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997 is incorporated herein by this reference.

         99.2 The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No.

                    0-19341), including any amendment or report filed for the purpose of updating such description is incorporated herein by this reference.

ITEM 9.       UNDERTAKINGS

         (a)  BOK Financial undertakes:

              (1)  To file, during any period in which offers or sales are being
                   made,  a  post-effective   amendment  to  this   Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to the extent such information is not contained in periodic reports filed by BOK Financial pursuant to Section 13 or Section 15(d) of the Securities Exchange Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, to the extent such information is not contained in periodic reports filed by BOK Financial pursuant to Section 13 or Section 15(d) of the Securities Exchange Act;

                   (iii)To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) BOK Financial hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of August 1, 1997.
                             BOK FINANCIAL CORPORATION

                                  /s/ Stanley A. Lybarger
                             By   _____________________________________________
                                  Stanley A. Lybarger, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                      Date

/s/ George B. Kaiser
_____________________________        Chairman of the Board        August 1, 1997
George B. Kaiser

/s/ Stanley A. Lybarger
_____________________________        Chief Executive Officer      August 1, 1997
Stanley A. Lybarger                  and Director

/s/ James A. White
_____________________________        Executive Vice President,    August 1, 1997
James A. White                       Chief Financial Officer,
                                     and Treasurer
/s/ John C. Morrow
_____________________________               Controller            August 1, 1997
John C. Morrow

/s/ W. Wayne Allen
_____________________________               Director              August 1, 1997
W. Wayne Allen

/s/ Keith E. Bailey
_____________________________               Director              August 1, 1997
Keith E. Bailey

_____________________________               Director              August 1, 1997
James E. Barnes

/s/ Sharon J. Bell
_____________________________               Director              August 1, 1997
Sharon J. Bell

/s/ Glenn A. Cox
_____________________________               Director              August 1, 1997
Glenn A. Cox

/s/ Nancy J. Davies
_____________________________               Director              August 1, 1997
Nancy J. Davies

/s/ Robert H. Donaldson
_____________________________               Director              August 1, 1997
Robert H. Donaldson

/s/ William E. Durrett
_____________________________               Director              August 1, 1997
William E. Durrett

_____________________________               Director              August 1, 1997
James O. Goodwin

/s/ V. Burns Hargis
_____________________________               Director              August 1, 1997
V. Burns Hargis

/s/ E. Carey Joullian, IV
_____________________________               Director              August 1, 1997
E. Carey Joullian, IV

/s/ Robert J. LaFortune
_____________________________               Director              August 1, 1997
Robert J. LaFortune

/s/ Phillip C. Lauinger, Jr.
_____________________________               Director              August 1, 1997
Phillip C. Lauinger, Jr.

/s/ David R. Lopez
_____________________________               Director              August 1, 1997
David R. Lopez

/s/ Frank A. McPherson
_____________________________               Director              August 1, 1997
Frank A. McPherson

_____________________________               Director              August 1, 1997
J. Larry Nichols

/s/ Robert L. Parker, Sr.
_____________________________               Director              August 1, 1997
Robert L. Parker, Sr.

_____________________________               Director              August 1, 1997
James W. Pielsticker

_____________________________               Director              August 1, 1997
E.C. Richards

/s/ James A. Robinson
_____________________________               Director              August 1, 1997
James A. Robinson

_____________________________               Director              August 1, 1997
L. Francis Rooney, III

_____________________________               Director              August 1, 1997
Robert L. Zemanek

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of August 1, 1997.

                            BOKF 1997 STOCK OPTION PLAN

                            /s/ George B. Kaiser
                       By   _____________________________________________
                            George B. Kaiser, Chairman of the Board of BOK Financial Corporation and Administrator of the BOKF 1997 Plan

                            /s/ Stanley A. Lybarger
                       By   _____________________________________________
                            Stanley A. Lybarger, President, Chief Executive Officer and Director of BOK Financial Corporation and Administrator of the BOKF 1997 Plan

BOK-S-8.6

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes George B. Kaiser and James A. White, or either of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as Mr. Kaiser or Mr. White deems appropriate, and each such person hereby appoints George B. Kaiser and James A. White, or either of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Signature                          Title                           Date

/s/ George B. Kaiser
_____________________________      Chairman of the Board of      August 1, 1997
George B. Kaiser                   BOK Financial Corporation

/s/ Stanley A. Lybarger
_____________________________      Chief Executive Officer, and   August 1, 1997
Stanley A. Lybarger                Director of BOK Financial
                                   Corporation
/s/ James A. White
_____________________________      Executive Vice President,      August 1, 1997
James A. White                     Chief Financial Corporation Officer,
                                   and Treasurer of BOK Financial
                                   Corporation
/s/ John C. Morrow
_____________________________      Controller of BOK Financial    August 1, 1997
John C. Morrow                     Corporation

/s/ W. Wayne Allen
_____________________________      Director of BOK Financial      August 1, 1997
W. Wayne Allen                     Corporation

/s/ Keith E. Bailey
_____________________________      Director of BOK Financial      August 1, 1997
Keith E. Bailey                    Corporation

_____________________________      Director of BOK Financial      August 1, 1997
James E. Barnes                    Corporation

/s/ Sharon J. Bell
_____________________________      Director of BOK Financial      August 1, 1997
Sharon J. Bell                     Corporation

/s/ Glenn A. Cox
_____________________________      Director of BOK Financial      August 1, 1997
Glenn A. Cox                       Corporation

/s/ Nancy J. Davies
_____________________________      Director of BOK Financial      August 1, 1997
Nancy J. Davies                    Corporation

/s/ Robert H. Donaldson
_____________________________      Director of BOK Financial      August 1, 1997
Robert H. Donaldson                Corporation

/s/ William E. Durrett
_____________________________      Director of BOK Financial      August 1, 1997
William E. Durrett                 Corporation

_____________________________      Director of BOK Financial      August 1, 1997
James O. Goodwin                   Corporation

/s/ V. Burns Hargis
_____________________________      Director of BOK Financial      August 1, 1997
V. Burns Hargis                    Corporation

/s/ E. Carey Joullian, IV
_____________________________      Director of BOK Financial      August 1, 1997
E. Carey Joullian, IV              Corporation

/s/ Robert J. LaFortune
_____________________________      Director of BOK Financial      August 1, 1997
Robert J. LaFortune                Corporation

/s/ Phillip C. Lauinger, Jr.
_____________________________      Director of BOK Financial      August 1, 1997
Phillip C. Lauinger, Jr.           Corporation

/s/ David R. Lopez
_____________________________      Director of BOK Financial      August 1, 1997
David R. Lopez                     Corporation

/s/ Frank A. McPherson
_____________________________      Director of BOK Financial      August 1, 1997
Frank A. McPherson                 Corporation

_____________________________      Director of BOK Financial      August 1, 1997
J. Larry Nichols                   Corporation

/s/ Robert L. Parker, Sr.
_____________________________      Director of BOK Financial      August 1, 1997
Robert L. Parker, Sr.              Corporation

_____________________________      Director of BOK Financial      August 1, 1997
James W. Pielsticker               Corporation

_____________________________      Director of BOK Financial      August 1, 1997
E.C. Richards                      Corporation

/s/ James A Robinson
_____________________________      Director of BOK Financial      August 1, 1997
James A. Robinson                  Corporation

_____________________________      Director of BOK Financial      August 1, 1997
L. Francis Rooney, III             Corporation

_____________________________      Director of BOK Financial      August 1, 1997
Robert L. Zemanek                  Corporation

                                INDEX TO EXHIBITS


EXHIBIT                                                            SEQUENTIALLY
NUMBER            DESCRIPTION OF EXHIBITS                         NUMBERED PAGE

4.0               BOK Financial Corporation 1997 Stock Option Plan

5.0 Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid, and non-assessable

23.0 Consent of Frederic Dorwart, Lawyers, (included in the opinion filed as exhibit 5.0)

23.1              Consent of Ernst & Young LLP

24                Power of Attorney

99.0              1996 Annual Report on Form 10-K filed with the
                  Commission on March 27, 1997 is incorporated herein by this reference.

99.1 1997 Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997 is incorporated herein by this reference.

99.2 The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange
                  Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description is incorporated herein by this reference.